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                                 Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57347,
33-57707 and 333-20781), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233,
33-56235 and 333-32277) and Form S-4 (File No. 333-1693) of our report dated September 15, 1998, on our audit of the statement of revenues and certain expenses of The Fashion Show for the year ended December 31, 1997, which report is included in this filing on Form 8-K/A. Our report contains a paragraph that states that the statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of The Fashion Show's revenues and expenses.



                                        KPMG Peat Marwick LLP
Baltimore, Maryland
November 13, 1998